EXHIBIT 10.1

                      PROMISSORY NOTE


$700,000                                                    August 9, 1994


      FOR VALUE RECEIVED, Northeast (USA) Corp., a New York corporation, having an office at 129-09 26th Avenue, Suite 202, Flushing, New York (the "Maker"), promises to pay to the order of Celcor, Inc. (the "Holder"), the principal sum of Seven Hundred Thousand Dollars and 00/100 ($700,000.00), in lawful money of the United States, on November 30, 1994 (the "Maturity Date").

      1. Place and Manner of Payment. All payments required to be made hereunder shall be mailed to the address of the Holder at 1800 Bloomsbury Avenue, Wanamassa, New Jersey 07712. If at any time the Holder shall desire to change the address to which payments shall be sent, written notice of such change shall be furnished to the Maker.

      2. Payment Due on a Non-business Day. If any payment of principal or interest on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New Jersey are authorized or required by law to close, the due date thereof shall be extended to the next succeeding business day.

      3. Default Interest Rate. If the principal sum shall not be paid prior to the Maturity Date, or in the event the Holder of this Note shall at any time declare a default, this Note shall thereafter accrue interest at an annual interest rate equal to fifteen percent (15%) per annum. Such interest rate shall remain in effect until the default is cured or waived by the Holder, or until the principal amount shall be paid in full, whichever shall first occur.

      4. Optional Prepayment. Maker may prepay this Note in whole or in part, at any time or times, without premium or penalty.

      5. Events of Default. Any of the following events shall constitute "Events of Default" hereunder:

            (i) Failure by the Maker to make any payment of principal or interest when due and such failure is not cured within ten days of such due date;

            (ii) The failure by Maker to perform or observe any other terms or conditions of this Note, which shall continue unremedied for fifteen days after written notice thereof is furnished by the Holder to Maker;

            (iii) The filing by the Maker of a voluntary petition in bankruptcy or the filing by Maker of an assignment for the benefit of its creditors, or any other action by Maker seeking a reorganization, arrangement, readjustment of its debts, or for any other relief under any bankruptcy or insolvency law, state or federal; and
            (iv) The filing of an involuntary petition in bankruptcy against the Maker (which shall remain undischarged or stayed for a period of ninety days after the filing thereof).

      6. Remedies. If an Event of Default has occurred and has not been cured or waived within the applicable grace period, the Holder may, in addition to any right or remedy it may have at law or in equity, declare all indebtedness to be immediately due and payable, without presentment, demand, protest, or other notice of any kind. If any action shall be brought to collect this Note, the Maker shall be liable for all collection costs, including reasonable attorneys' fees.

      7. No Waiver. The Holder shall not be deemed to have waived any right or remedy by (i) forbearing or failing to exercise or delaying any exercise of any of its rights or remedies under this Note; (ii) failing to insist upon or any delay in insisting upon the strict performance by Maker of any term or condition of this Note; or (iii) granting any extension, modification or waiver of any term or condition of this Note. Maker hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      8. Governing Law; Jurisdiction. This Note shall be governed by and construed according to the laws of the State of New Jersey. In any litigation relating to this Note, Holder hereby consents to the personal jurisdiction of the State and Federal courts of the State of New Jersey.

      IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on the date first above written.

                                    NORTHEAST (USA) CORP.


                                    By: ___________________________________


                                    Title: __________________________________